UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2009

ANGELES INCOME PROPERTIES, LTD. II

(Exact name of Registrant as specified in its charter)

            California                0-11767                 95-3793526

      (State or other jurisdiction (Commission            (I.R.S. Employer

           of incorporation)        File Number)        Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Angeles Income Properties, Ltd. II, a California limited partnership (the “Partnership” or “Registrant”), owns a 100% interest in Landmark (NC), LLC, a Delaware limited liability company (the “Seller”), which owns Landmark Apartments (the “Property”), a 292-unit apartment complex located in Raleigh, North Carolina.

On July 31, 2009 (the “Effective Date”), the Seller entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Pennsylvania Realty Group, Inc., a Pennsylvania corporation (the “Purchaser”), to sell the Property to the Purchaser for a total sales price of $11,800,000.

The following is a summary of the terms and conditions of the Purchase Agreement, which summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as an exhibit.

PURCHASE PRICE.  The total purchase price is $11,800,000 subject to certain prorations and adjustments at the closing.  The Purchaser agreed to deliver an initial deposit of $125,000 to Stewart Title Guaranty (the “Escrow Agent”) on the Effective Date.

FEASIBILITY PERIOD.  The feasibility period ends on September 14, 2009.  On or before the day the feasibility period expires, the Purchaser is required to deliver to the Escrow Agent an additional deposit of $125,000.  If the Purchaser fails to notify the Seller in writing of its intent to terminate the contract prior to the end of the feasibility period, the deposits will become non-refundable.

LOAN ASSUMPTION AND APPROVAL PERIOD.  The parties agreed that the Purchaser would assume the Seller’s obligations with respect to the mortgage encumbering the Property at closing.  The Purchaser is responsible for submitting the loan assumption application within 15 days after receiving the application from the Seller. The Purchaser agreed to exercise good faith efforts to obtain the loan assumption and release on or before 45 days after the Effective Date. In connection with the loan assumption, the Seller has agreed to release to the Purchaser, at closing, the balance of funds which are held in a capital reserve escrow account.  The capital reserve escrow account currently has a balance of approximately $658,000 and is to be used to complete lender mandated repairs to the Property.

CLOSING.  The expected closing date of the transaction is October 14, 2009. The Seller has the right to extend the closing date to either the last business day of the month, or no later than November 30, 2009, in order to complete documentation of all documents necessary to accomplish the loan assumption and release. The Purchaser has the right to two 15-day extensions of the closing date by delivering written notice to the Seller no later than five days prior to the closing date and by delivering an additional deposit of $25,000 to the Escrow Agent with each extension request. The closing is also subject to customary closing conditions and deliveries.

COSTS AND FEES.  The Seller agreed to pay any transfer taxes, the cost of recording any instruments required to discharge any liens or encumbrances against the Property, the search charges and base premium related to the title policy and one-half of the customary closing costs of the Escrow Agent. The Purchaser agreed to pay any sales, use, gross receipts or similar taxes, the balance of costs related to the title policy, any recording fees associated with new debt obtained by the Purchaser in connection with the sale, and one-half of the customary closing costs of the Escrow Agent.

REPRESENTATIONS AND WARRANTIES.  The Seller and the Purchaser each made limited representations and warranties to the other.

RISK OF LOSS. The risk of loss or damage to the Property by reason of any insured or uninsured casualty during the period through and including the closing date in excess of $250,000 is not the obligation of the Seller. The Seller agreed to notify the Purchaser in writing of such damage or destruction, and Purchaser may within 10 days notify the Seller in writing of its election to terminate the contract.  With respect to any loss or damage equal to or less than $250,000, the Seller agreed to either complete repairs if possible prior to the closing date or assign any insurance proceeds to the Purchaser.  The Seller agreed to maintain in full force and effect until the closing date all existing insurance coverage on the Property.

ASSIGNMENT.  With the exception of an assignment to an affiliate of the Purchaser, the Purchase Agreement is not assignable by the Purchaser without first obtaining the prior written approval of the Seller.

DEFAULTS AND REMEDIES.  If the Purchaser defaults on its obligations to deliver when required any required deposits, the purchase price or any other specified deliveries, the Purchaser will forfeit its deposits to the Seller and neither party will be obligated to proceed with the purchase and sale.  The Seller expressly waived the remedies of specific performance and additional damages for any such defaults by the Purchaser.

If the Seller, prior to the closing, defaults in its representations, warranties, covenants, or obligations, the Purchaser has the option of (i) terminating the Purchase Agreement, receiving a return of its deposits, and recovering, as its sole recoverable damages its documented direct and actual out-of-pocket expenses and costs up to $75,000 or, (ii) subject to certain conditions, seeking specific performance of the Seller’s obligation to deliver the deed pursuant to the Purchase Agreement.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

    The following exhibits are filed with this report:

10.42       Purchase and Sale Contract between Landmark (NC), LLC, a Delaware limited liability company, and Pennsylvania Realty Group, Inc., a Pennsylvania corporation, dated July 31, 2009.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

The agreements included as exhibits to this Form 8-K contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•         should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•         have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•         may apply standards of materiality in a way that is different from what may be viewed as material to an investor; and

•         were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. The Partnership acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. Additional information about the Partnership may be found elsewhere in this Form 8-K and the Partnership’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGELES INCOME PROPERTIES, LTD. II

By:  Angeles Realty Corporation II

Managing General Partner

By:  /s/Steven D. Cordes

Steven D. Cordes

Senior Vice President

Date: August 6, 2009